                                                                      Exhibit 11

                                 INTERCEL, INC.
                         EARNINGS PER SHARE CALCULATION

PRIMARY & FULLY DILUTED EARNINGS PER SHARE:

                                                                          THREE MONTHS ENDED  THREE MONTHS ENDED
                                                                            MARCH 31, 1997      MARCH 31, 1996
                                                                          --------------------------------------
                                                                           (In thousands, except per share data)
Net (Loss) Income Before Cumulative Effect of Change
  in Accounting Principle                                                    $    (29,566)        $      536

Cumulative Effect of Change in Accounting Principle                                    --             (2,583)
                                                                             ------------         ----------
Net Loss                                                                     $    (29,566)        $   (2,047)
                                                                             ============         ==========

Weighted average shares outstanding                                                26,812             19,899

Common stock equivalents outstanding (a)                                               --                 --
                                                                             ============         ----------
                                                                                   26,812             19,899
                                                                             ============         ==========
PER SHARE DATA:
Net (Loss) Income Before Cumulative Effect of Change
  in Accounting Principle                                                    $      (1.10)        $     0.03
Cumulative Effective of Change in Accounting Principle                       $         --              (0.13)
                                                                             ------------         ----------
Net Loss                                                                     $      (1.10)        $    (0.10)
                                                                             ============         ==========


(a) Excludes 277 and 1,160 common stock equivalents (as calculated under the treasury stock method) for the three months ended March 31, 1997 and 1996, respectively, as inclusion of such equivalents would have an antidilutive effect on earnings per share for those periods.